UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 10, 2008, i2 Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with JDA Software Group, Inc., a Delaware corporation (the “Buyer”), and Iceberg Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing after the Merger as a wholly-owned subsidiary of the Buyer. At the effective time of the Merger, each issued and outstanding share of the Company’s Common Stock, par value $0.00025 per share (the “Company Common Stock”), will be converted into the right to receive $14.86 in cash, without interest. At the effective time of the Merger, each issued and outstanding share of the Company’s Series B 2.5% Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), will be converted into the right to receive $1,095.3679 plus all accrued and unpaid dividends thereon through the effective time, in cash, without interest.

Also at the effective time of the Merger, (i) each outstanding option to purchase Company Common Stock will be terminated and cancelled and converted automatically into the right to receive a cash payment equal to the excess, if any, of $14.86 over the per share exercise price for each share issuable under such option, without interest, (ii) each share of restricted Company Common Stock will become fully vested on the Closing Date and will be converted into the right to receive $14.86 in cash, without interest and (iii) each restricted stock unit outstanding immediately prior to the effective time shall be converted into the right to receive a cash amount equal to $14.86 in cash for each share of Company Common Stock issuable under such restricted stock unit, without interest.

The Merger Agreement has been approved by the Company’s Board of Directors. The transactions contemplated by the Merger Agreement are subject to approval by the holders of a majority of the issued and outstanding shares of Company Common Stock and the Series B Preferred Stock (voting on an as-converted basis), voting together as a single class. The transactions contemplated by the Merger Agreement also are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other closing conditions, including the amendment of the Company’s convertible note indenture. In connection with the transactions contemplated by the Merger Agreement, the Merger Agreement provides for a termination fee of $15.0 million, which is payable by the Company under certain circumstances, and a termination fee of $20.0 million which is payable by the Buyer under certain circumstances.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the execution of the Merger Agreement, the Company, certain directors and officers of the Company and the holder of the Series B Preferred Stock executed agreements with the Buyer, whereby such stockholders agreed to vote their shares of Company Common Stock in favor of the proposed Merger and against any other proposal or offer to acquire the Company (the “Voting Agreements”). If the Merger Agreement is terminated for any reason, the Voting Agreements will also terminate. The foregoing description of the Voting Agreements is not complete and is qualified in its entirety by reference to the form of Voting Agreement executed by certain officers and directors, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference and the Voting Agreement executed by the holder of Series B Preferred Stock, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Consent and Conversion Agreement

On August 10, 2008, the Company also entered into a Consent and Conversion Agreement (“Conversion Agreement”) with Highbridge International LLC (“Highbridge”) as the holder of a majority or more of its outstanding 5% Senior Convertible Notes (“Notes”) due 2015. In return for the agreement of the Company to pay Highbridge a payment of $86.9565 per $1,000 principal amount of Notes (“Consent Premium”), Highbridge has agreed as of the effective time of the Merger, to waive the application of and amend the indenture for the Notes to remove certain covenants and further Highbridge has agreed to convert the Notes into cash as provided in the indenture, together with a make whole premium, as provided in the indenture as well as interest through the date of conversion. One-third of the Consent Premium due to Highbridge will be paid by the Company prior to August 13, 2008, with such amount being non refundable, and the balance will be payable at or after the effective time of the Merger upon conversion of the Notes. Pursuant to the Conversion Agreement, Highbridge also agreed to convey its warrants to the Company as of the effective time of the Merger pursuant to the terms of the warrant agreement. The Company intends to offer similar arrangements to all holders of the Notes to be effective as of the effective time of the Merger. The foregoing description of the Conversion Agreement is not complete and is qualified in its entirety by reference to the Conversion Agreement, which is filed as Exhibit 99.3.

Amendment to Rights Agreement

In connection with the Merger Agreement, on August 10, 2008, the Company and Mellon Investor Services LLC (“Mellon”) entered into the Third Amendment (the “Amendment”) to the Rights Agreement, dated January 17, 2002 (the “Rights Agreement”), between the Company and Mellon. As a result of the Amendment, the preferred stock purchase rights issued under the Rights Agreement will be inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The execution, delivery, consummation or performance of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby will not cause the rights to separate from shares of Company Common Stock or permit the Company’s stockholders to exercise the rights. In addition, the rights will expire immediately prior to the effective time of the Merger.

The Amendment provides, among other things, that (a) neither the Buyer nor Merger Sub nor any of their respective affiliates shall be or become an “Acquiring Person” under the Rights Agreement and (b) neither a “Distribution Date,” “Share Acquisition Date” nor “Triggering Event” under the Rights Agreement will be deemed to have occurred solely as a result of (i) the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby or (ii) the public announcement of the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, the Buyer, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by the Company and the Buyer through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement after it is filed with the SEC from the Company by contacting Investor Relations, by telephone at (469) 357-1000 or by mail at i2 Technologies, Inc., 11701 Luna Road, Dallas, Texas 75234, Attention: Investor Relations or on the Investor Relations section of the Company’s website at www.i2.com.

A more complete description of these arrangements will be available in the Proxy Statement when it is filed with the SEC.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of stockholders to approve the transaction referred to in the foregoing information from an SEC filing under Schedule 14A to be made by the Company at a future date.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between the Buyer and Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the future expectations, beliefs, goals, plans or prospects of the management of the Company and the Buyer. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the Company’s stockholders; the ability to obtain regulatory approvals; the ability to consummate the transaction; the ability of the Buyer to successfully integrate the Company’s operations and employees; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its most recent Quarterly Report on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Merger Agreement, on April 24, 2006, the Company and Mellon entered into the Amendment to Rights Agreement in order to make the preferred stock purchase rights issued under the Rights Agreement inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The Amendment is described in more detail under Item 1.01 hereto under the caption “Amendment to Rights Agreement.”

Item 8.01.	Other Events.

Reference is made to the joint press release issued by the Company and the Buyer dated August 11, 2008 announcing the Merger Agreement, which is attached as Exhibit 99.4 to this Current Report on Form 8-K. The Company is also sending electronic communications to its employees, customers and partners. The full text of the communications to employees, customers and partners are attached to this Current Report on Form 8-K as Exhibits 99.5, 99.6 and 99.7, respectively. The Company has posted a list of Frequently Asked Questions regarding the Merger and the transactions contemplated by the Merger to its website following the public announcement of the entry of the execution and delivery of the Merger Agreement. The full text of the Frequently Asked Questions is attached to this Current Report on Form 8-K as Exhibit 99.8.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger

4.1	Third Amendment to Rights Agreement

99.1	Form of Voting Agreement for officers and directors

99.2	Form of Voting Agreement for holder of Series B Preferred Stock

99.3	Consent and Conversion Agreement with Highbridge International LLC

99.4	Press release dated August 11, 2008 announcing the Agreement and Plan of Merger

99.5	Electronic correspondence to employees of the Company dated August 11, 2008

99.6	Electronic correspondence to customers of the Company dated August 11, 2008

99.7	Electronic correspondence to partners of the Company dated August 11, 2008

99.8	Frequently Asked Questions dated August 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer